QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

AMENDMENT TO EMPLOYMENT LETTER

        This amendment (this "Amendment") to the Employment Letter (the "Employment Letter") entered into as of November 28, 2007 between EMC Corporation ("EMC"), and Joseph M. Tucci (the "Executive"), is made as of December 4, 2008.

        WHEREAS, EMC and the Executive are parties to the Employment Letter and a Change in Control Severance Agreement dated as of November 28, 2007 (the "Change in Control Agreement"); and

        WHEREAS, the Change in Control Agreement provides for the Executive to receive a lump sum severance payment upon a qualifying termination of employment within twenty-four months following a Change in Control (as defined in the Change in Control Agreement); and

        WHEREAS, the Employment Letter provides for the Executive to receive severance in installments following an involuntarily termination of employment; and

        WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder ("Section 409A"), provides, subject to certain inapplicable exceptions, that a single plan may only permit one time and form of payment; and

        WHEREAS, the Change in Control Agreement and the Employment Letter will be considered to constitute a single plan under Section 409A; and

        WHEREAS, the parties wish to amend the Employment Letter in order to comply with Section 409A;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.
  Paragraph 7(a) of the Employment Letter is hereby amended by the addition of the following text at the end of such paragraph:

    This amount will be paid to you within thirty days following your termination of employment.

  2.
  Paragraph 7(b) of the Employment Letter is hereby amended and restated in its entirety to provide as follows:

    (b) If you are terminated by EMC without "cause" (as defined in your Change in Control Agreement), EMC will pay you an amount equal to the sum of your base salary and target incentive bonus as described in Paragraph 3 above in a lump sum within thirty days following your termination. Consistent with the treatment of other senior executives, over the remaining term of this arrangement or over an eighteen month period, whichever is longer (the "Continuation Period"), EMC will continue your benefits and any equity you hold as of the date of termination will continue to vest. If any of your equity grants would, by their terms, continue to vest for longer than the Continuation Period, they will continue to vest according to the terms of the applicable plan and grant. To the extent required to comply with Section 409A of the Internal Revenue Code, payments and benefits will be delayed until the six-month anniversary of your termination of employment.

  3.
  Paragraph 9 is hereby amended by the addition of the following text at the end of such paragraph:

    To the extent necessary to comply with the provisions of Section 409A of the Internal Revenue Code, any reimbursements under this arrangement shall be made not later than the end of the calendar year following the year in which the reimbursable expense is incurred or applicable tax is paid. Any reimbursement or in-kind benefit provided under this arrangement shall, except as permitted by Section 409A, not be subject to liquidation or exchange for another benefit. Further, the amount of the expenses eligible for reimbursement, or in-kind benefits to be provided under this arrangement during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

  4.
  The Employment Letter is hereby amended by the addition of a new paragraph 11 that provides as follows:

    11. For purposes of this Agreement, your employment will not be considered to be terminated unless and until such termination of employment constitutes a "separation from service" for purposes of Section 409A of the Internal Revenue Code.

  5.
  This Amendment shall be effective as of the date hereof.

  6.
  This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

  7.
  Except as modified by this Amendment, the Employment Letter is hereby confirmed in all respects.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

EMC CORPORATION
/s/ David N. Strohm David N. Strohm Lead Director
EXECUTIVE
/s/ Joseph M. Tucci Joseph M. Tucci

QuickLinks

  Exhibit 10.17
AMENDMENT TO EMPLOYMENT LETTER